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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-198513 and 333-201610) and Form S-8 (Nos. 333-177800 and 333-195521) of Radius Health, Inc. and in the related Prospectus of our reports dated March 10, 2015, with respect to the financial statements of Radius Health, Inc. and the effectiveness of internal control over financial reporting of Radius Health, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm